UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2006

CNL Income Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 South Orange Avenue, Orlando, Florida 32801

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 407-650-1000

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement

Heritage Golf Group - Weston Hills Country Club

On August 18, 2006, we entered into an asset purchase agreement to acquire the Weston Hills Country Club, a private golf club in Weston, Florida (the “Weston Hills Property”) from WHCC, LLC, an affiliate of Heritage Golf Group, LLC (“Heritage Golf”), a golf course investment and management company that, through a subsidiary, currently operates our Palmetto Hall Property, for a purchase price of $35.0 million, excluding closing costs. On August 22, 2006, we provided a refundable deposit of $150,000. The Weston Hills Property features two 18-hole golf courses designed by Robert Trent Jones, Jr. and includes a 15-acre teaching center, a 50,000-square-foot clubhouse with a pro shop and dining room, tennis courts and two swimming pools.

An existing subsidiary of an entity newly formed by Heritage Golf is expected to market and operate the golf course under a triple-net lease with an initial term of 20 years and six five-year renewal options. The lease will be cross-defaulted with our Palmetto Hall Property and two other properties we expect to acquire from Heritage affiliates as described below. The minimum annual rent for this property is expected to be approximately $2.9 million in the initial year and to increase annually to approximately $3.1 million. Additional rent is expected to be a negotiated percentage of incremental total revenue over a threshold. The transaction is expected to close by the end of October 2006.

This acquisition is subject to the fulfillment of certain conditions which include completion of customary closing conditions and negotiation of a lease. There can be no assurance that any or all of these conditions will be satisfied or, if satisfied, that the Weston Hills Property will ultimately be acquired.

Heritage Golf Group - Valencia Country Club and Talega Golf Club

On August 23, 2006, we entered into a stock purchase agreement to acquire Heritage Golf Group West Coast, Inc. (“Heritage West Coast”), an entity formed by Heritage Golf, for a purchase price of $57.0 million, excluding closing costs and up to $500,000 of reimbursable capital expenses. The stock purchase agreement also provides for supplemental purchase price payments of up to $8.6 million in the aggregate in fiscal year 2009 if certain performance and calculation targets are met with respect to the properties. We will provide a refundable deposit of $500,000. Heritage West Coast owns two golf courses: the Valencia Country Club, a private golf club located in Valencia, California (the “Valencia Property”) and the Talega Golf Club, a public golf course located in San Clemente, California (the “Talega Property”). The Valencia Property consists of an 18-hole golf course designed by Robert Trent Jones, Sr., a practice center, a 45,000-square-foot clubhouse with a pro shop, a ballroom and a restaurant. The Talega Property consists of an 18-hole public golf course, a new practice facility and a 13,450-square-foot clubhouse with a pro shop.

An entity that will be newly formed by Heritage Golf is expected to market and operate the golf courses under triple-net leases with initial terms of 20 years and six five-year renewal options. The leases will be cross-defaulted with our Palmetto Hall Property and our Weston Hills Property. The minimum annual rent for the Valencia Property is expected to be approximately $3.3 million in the initial year and to increase annually to a maximum of $3.5 million. The minimum annual rent for the Talega Property is expected to be approximately $1.4 million in the initial year and increase annually

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to a maximum of $1.5 million. Additional rent is expected to be a negotiated percentage of incremental total revenue over thresholds set for each of these properties. The transaction is expected to close by the end of October 2006.

The acquisition of Heritage West Coast is subject to the fulfillment of certain conditions which include completion of customary closing conditions and negotiation of leases. There can be no assurance that any or all of these conditions will be satisfied or, if satisfied, that Heritage West Coast will ultimately be acquired.

Item 8.01 Other Events

Distributions

On July 1, 2006, our board of directors declared a distribution of $0.0458 per share to stockholders of record on July 1, 2006. On July 25, 2006, the board declared a distribution of $0.0466 per share to stockholders of record on August 1, 2006. On August 18, 2006, the board declared a distribution of $0.0475 per share to stockholders of record on September 1, 2006, all of which shall be paid by September 30, 2006.

Management

On August 18, 2006, our board appointed R. Byron Carlock, Jr. as our Chief Executive Officer. Mr. Carlock had served as our Interim Chief Executive Officer since Thomas J. Hutchison III resigned in August 2005.

Other Agreements to Acquire Properties

On August 8, 2006, we agreed to purchase Bear Creek Golf Course in Dallas, Texas (the “Bear Creek Property”) from an affiliate of Woodbine Development Corporation for a purchase price of $11.1 million, excluding closing costs, by acquiring a long-term leasehold interest in the real property from the Dallas/Fort Worth International Airport Board (the “Airport Board”), along with improvements to the property. The Bear Creek Property features two 18-hole golf courses, a practice facility and a 5,700-square-foot clubhouse with a pro shop and bar and grill.

We anticipate that upon closing, the Bear Creek Property will be subleased to an affiliate of Billy Casper Golf, LLC, a golf course investment and management company (“Billy Casper Golf”), which will operate the golf course. The lease will have a term of 22 years with four 5-year renewal options. The minimum annual rent is expected to be approximately $1.0 million in the initial year and to increase annually to a maximum of $1.1 million. Beginning in year three of the sublease, additional rent is expected to be a negotiated percentage of incremental total revenue over a threshold. The transaction is expected to close by the end of September 2006.

This acquisition is subject to the fulfillment of certain conditions which include completion of customary closing conditions, negotiation of a lease and certain special conditions, such as the approval of the Airport Board. There can be no assurance that any or all of these conditions will be satisfied or, if satisfied, that the Bear Creek Property will ultimately be acquired.

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On August 16, 2006, we agreed to acquire three golf course properties in Florida from affiliates of Fore Golf Associates, LLC, a golf course investment and management company (“Fore Golf”), for an aggregate purchase price of $22.2 million, excluding closing costs. The first golf course is River Hills Country Club (the “River Hills Property”), an 18-hole private course in Valrico, Florida, which is located 15 miles from Tampa. The River Hills Property includes a 13,000-square-foot clubhouse with a restaurant, banquet facilities, a fitness center, golf and tennis pro shops, eight tennis courts and a pool. The estimated purchase price for the River Hills Property is $8.9 million. The second golf course is Bloomingdale Golfers Club (the “Bloomingdale Property”), an 18-hole public course also located in Valrico, Florida, that includes a 16,500-square-foot clubhouse with a pro shop, dining areas and a banquet room. The estimated purchase price for the Bloomingdale Property is $6.6 million. The third golf course is Baytree National Golf Links (the “Baytree National Property”), an 18-hole Gary Player Signature Design public course in Melbourne, Florida which includes a 9,000-square-foot clubhouse with a pro shop, a restaurant and a 2,000-square-foot banquet room. The estimated purchase price for the Baytree National Property is $6.8 million.

We anticipate that upon closing, we will enter into long-term, triple-net leases with entities formed by Fore Golf to market and operate these golf courses. Each of the leases will have a term of 15 years with four 5-year renewal options. The minimum annual rent for the River Hills Property is expected to be approximately $750,000 in the initial year and to increase annually to approximately $836,000. The minimum annual rent for the Bloomingdale Property is expected to be approximately $548,000 in the initial year and to increase annually to approximately $615,000. The minimum annual rent for the Baytree National Property is expected to be approximately $565,000 in the initial year and to increase annually to approximately $633,000. Additional rent in each lease is a negotiated percentage of revenue capped at a variable percentage of property gross revenues.

These transactions with Fore Golf are expected to close by the end of October 2006 following satisfactory completion of due diligence. The acquisition of these properties is subject to the fulfillment of certain conditions which include completion of customary closing conditions. There can be no assurance that any or all of these conditions will be satisfied or, if satisfied, that the properties will ultimately be acquired.

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Given these uncertainties, we caution investors and potential investors not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2006	CNL INCOME PROPERTIES, INC.

	By:	/s/ Tammie A. Quinlan
	Name:	Tammie A. Quinlan
	Title:	Chief Financial Officer

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